                                                                   Exhibit 10.21


DEN NORSKE BANK ASA                 FORTIS CAPITAL CORP.               NEDSHIP BANK N.V.
NEW YORK BRANCH                     THREE STAMFORD PLAZA               C/O NEDSHIP INTERNATIONAL INC.
200 PARK AVENUE                     301 TRESSER BOULEVARD              66 FIELD POINT ROAD
NEW YORK, NY 10166                  STAMFORD, CT 06901                 GREENWICH, CT 06830

July 6, 2000

Chiles Offshore LLC
11200 Richmond Avenue, Suite 490
Houston, TX 77082

Dear Sirs

We are pleased to confirm that Den norske Bank ASA, Fortis Capital Corp. and Nedship Bank N.V. (together the "Arrangers") are prepared to provide you with a financing facility (the "Facility") as outlined in this letter and in the attached terms and conditions, which shall be read together with, and form an integral part of, this letter. This letter and the attached terms and conditions are together referred to as the "Commitment Letter".

The Commitment Letter sets forth the economic and business terms of, and provides an indication of the Arrangers' documentation requirements for, the contemplated transaction. Provision of the Facility is subject to documentation satisfactory to the Lenders and their legal counsel.

The Commitment Letter:

(i) sets forth the entire understanding to date between the parties hereto with respect to the Facility and supersedes all prior agreements and understandings, both written and oral, with respect thereto;

(ii) may not be amended, modified or supplemented in any respect except as expressly set forth in writing signed by an authorized representative of each of the Arrangers and you;

(iii) may not (and its terms may not) be disclosed to anyone except to your agents, advisors and attorneys who have a need to know as a result of their being involved in the transaction, or as required by applicable law or compulsory legal process;

(iv)     may not be assigned by you, directly or indirectly;

(v) shall be binding on the Arrangers and on you and shall inure to the benefit of the Arrangers and of you, and their and your respective heirs, executors, successors and, in the case of the Arrangers, assigns; and

(vi) shall be governed by and construed in accordance with the internal laws of the State of New York.

If the terms and conditions of the Commitment Letter are acceptable to you, please so indicate by signing four copies of the Commitment Letter in the space provided for that purpose and return to us via fax with originals to follow to Fortis Capital Corp. by overnight mail on or before the close of business on July 14, 2000, the date and time on which the Commitment Letter will otherwise expire.

Yours Faithfully,

On behalf of Den Norske Bank ASA

/s/ Barbara Gronquist
    Barbara Gronquist
    Senior Vice President

/s/ Nikoli Nachamkin
    Nikoli Nachamkin
    First Vice President

On behalf of Fortis Capital Corp.

/s/ Svein Engh
    Svein Engh
    Managing Director

/s/ Carl Ressmussen
    Carl Ressmussen
    Assistant Vice President

On behalf of Nedship Bank N.V.


/s/ Rene Krijthe

AGREED AND ACCEPTED THIS 6TH DAY OF JULY 2000.

FOR:      CHILES OFFSHORE LLC

BY:         /s/ Dick Fagerstal
          ------------------------

NAME:       Dick Fagerstal
          ------------------------

TITLE:      Senior Vice President and Chief Financial Officer
          ------------------------


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


BORROWER:                   Chiles Offshore Inc. (formerly Chiles
                            Offshore LLC).

GUARANTORS:                 Chiles Columbus LLC and Chiles Magellan LLC each a
                            wholly-owned subsidiary of the Borrower, and any other such rig owning companies whose material assets are pledged under the loan agreement.

ARRANGERS:                  Fortis Capital Corp. ("Fortis"), Nedship Bank N.V.
                            ("Nedship") and Den norske Bank ASA ("DnB"). Each
                            Arranger to underwrite 1/3 of the Amount.

AGENTS:                     Fortis as Facility Agent and Nedship as Security
                            Agent.

LENDERS: Fortis, Nedship and DnB and other such financial institutions as selected by the Arrangers and the Borrower.

FACILITY:                   Senior secured reducing revolving credit facility,
                            with a Letter of Credit Sublimit.

AMOUNT:                     USD 120,000,000.

LETTER OF CREDIT
SUBLIMIT:                   USD 15,000,000.

UNITS: i) "CHILES COLUMBUS", a LeTourneau designed Enhanced 116 class jackup rig with 350 water depth, built at AMFELS Inc. (the "First Unit").

                            ii) "CHILES MAGELLAN", a LeTourneau designed Super 116 class jackup rig with 350 water depth, built at AMFELS Inc. (the "Second Unit").

                            iii)"CHILES NEW RIG", a KFELS Mod V "B" class jackup rig with 350 water depth, to be built at AMFELS Inc. (the "Third Unit").

                            iv) "CHILES DISCOVERER", a KFELS Mod V "B" class jackup rig with 350 water depth, to be built at Keppel FELS in Singapore (the "Fourth Unit").

PURPOSE:                    For general corporate purposes and to finance either
                            i) the partial construction cost of the Third Unit or ii) the refinancing of the yard financing for the Fourth Unit.

FINAL MATURITY:             Seven years from closing.

AVAILABILITY:               In full at closing, subject to satisfactory Facility
                            documentation and compliance with terms and conditions of such documentation.


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

                            Until a mortgage or an assignment of the newbuilding contract on the Third Unit or the Fourth Unit has been duly executed, Availability shall be limited to maximum USD 80,000,000.

                            Advances are to be drawn in minimum amounts of USD 2,000,000 and in multiples of USD 1,000,000.

MANDATORY
REDUCTIONS:                 In four (4) semi-annual reductions of USD 6,000,000
                            commencing on the six month anniversary from closing, followed by ten (10) semi-annual reductions of USD 4,250,000, with a USD 53,500,000 balloon at Final Maturity.

                            In the event that the Third Unit or the Fourth Unit (collectively "the New Units") or an assignment of either of the New Units' newbuilding contracts are not pledged as collateral within two years from closing, the Amount shall reduce to USD 80,000,000 less four (4) semi-annual reductions of USD 2,500,000, with reductions commencing on the six month anniversary from closing, followed by ten (10) semi-annual reductions of USD 3,900,000, with a USD 31,000,000 balloon at Final Maturity.

VOLUNTARY
CANCELLATIONS:              The Borrower may elect to permanently reduce the
                            Amount to USD 80,000,000 less four (4) semi-annual reductions of USD 2,500,000, with reductions commencing on the six month anniversary from closing, followed by ten (10) semi-annual reductions of USD 3,900,000, with a USD 31,000,000 balloon at Final Maturity. In such event, the Lenders will release the assignment of the relevant newbuilding contract if already pledged.

                            Once the Facility has been reduced to less than USD 80,000,000, upon Borrowers' option, and subject to five working days prior written notice, the Facility may be cancelled in whole, or in part in minimum amounts of USD 5,000,000 and increments of USD 1,000,000. Cancelled amounts will be applied to reduce the amount available under the Facility and will be applied to the balloon. Break funding costs, if any, will be for the account of the Borrower.

INTEREST:                   Borrowings under the Facility shall bear interest at
                            the London Interbank Offered Rate ("LIBOR") for an interest period elected by the Borrower of one, three or six months (or longer if agreed with the Lenders) plus the applicable Margin. Interest is payable at the end of each interest period, unless a six month period is elected, in which case interest is payable quarterly in arrears. Interest is


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

                            calculated based on actual days over 360 days. No interest period shall extend beyond Final Maturity.

MARGIN:                     Based on the utilization of the Facility:


                           Utilization                          Margin (for the total drawn Amount)
                           -----------------------------------  -----------------------------------
                           less than 1/3 of the Amount                 150 bps per annum
                           less than 2/3 => 1/3 of the Amount          175 bps per annum
                           => 2/3 of the Amount                        200 bps per annum

                            Margin to increase by 25 bps per annum in years six and seven.

                            In the event that the Facility Amount is permanently reduced to USD 80,000,000 less four (4) semi-annual reductions of USD 2,500,000, with reductions commencing on the six month anniversary from closing, followed by ten (10) semi-annual reductions of USD 3,900,000, with a USD 31,000,000 balloon at Final Maturity, the following pricing grid shall apply:

                            Based on the utilization of the Facility:


                           Utilization                          Margin (for the total drawn Amount)
                           -----------------------------------  -----------------------------------
                           less than 40% of the Amount                 150 bps per annum
                           less than 80% => 40% of the Amount          175 bps per annum
                           => 80% of the Amount                        200 bps per annum

                            Margin to increase by 25 bps per annum in years six and seven.

COMMITMENT FEE:             70 bps on the undrawn portion under the Facility,
                            calculated based on actual days over 360 days and payable quarterly in arrears.

FRONT-END FEE:              USD 900,000 payable at closing. In the event that
                            the drawn amount under the Facility exceeds USD
                            80,000,000 less four (4) semi-annual reductions of USD 2,500,000, with reductions commencing on the six month anniversary from closing, an additional fee of USD 300,000 shall be payable.

AGENCY FEE:                 USD 30,000 non-refundable payable to the Agents
                            annually in advance.

COLLATERAL:                 - First priority mortgage on the First Unit and the
                              Second Unit

                            - Assignment of earnings and insurances

                            - If applicable, assignment of newbuilding contract
                              for the Third Unit or the Fourth Unit and construction guarantees related thereto


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

                            - Joint and several guarantees of the Guarantors

FINANCIAL COVENANTS:        On a consolidated basis, including, but not limited
                            to the following:

                            - Minimum ratio of EBITDA to Interest Expenses:
                              2.25:1 until the fiscal quarter ending December 31, 2002; 2.50:1 until the fiscal quarter ending December 31, 2004; and 3.00:1 thereafter. Covenant to be measured on a trailing four fiscal quarter basis, except for the fiscal quarter ended June 30, 2000 when the covenant shall be measured on the last fiscal quarter, the fiscal quarter ended September 30, 2000 when the covenant shall be measured on the last two fiscal quarters and the fiscal year ended December 31, 2000 when the covenant shall be measured on the last three fiscal quarters.

                            - Minimum liquid assets: The Borrower to maintain
                              the combination of cash and availability under the Facility, equal to the higher of USD 20 mln and 10% of consolidated debt. At least 50% of the minimum liquid assets requirement shall be met by unrestricted consolidated cash balances.

                            - Minimum tangible net worth: USD 100 mln plus 50%
                              of cumulative positive consolidated Net Income for each fiscal quarter from June 30, 2000 onwards, plus 75% of any equity issue after May 31, 2000.

                            - Fair Market Value of the Units to be minimum 200%
                              of the total outstanding Amount (not including the Third Unit while this is under construction).

                            - Maximum ratio of Funded Debt to Total
                              Capitalization: 0.50:1 (or as otherwise agreed between the Lenders and the Borrower) until the fiscal quarter ending December 31, 2003; 0.45:1 until the fiscal quarter ending December 31, 2006; and 0.40:1 thereafter.

                           For the purposes of the calculation of the Funded Debt to Total Capitalization ratio, the construction contract price (budgeted delivered cost) of any rig for which the Borrower has exercised an option pursuant to the Master Option Agreement shall be included in both the Funded Debt and Total Capitalization figures. In the case of the amount to be included in the Funded Debt figure, the construction contract price (budgeted delivered cost) shall be reduced by the amount of equity contributed by the Borrower towards the cost of the relevant rig.

NON-FINANCIAL
COVENANTS:                 Including, but not limited to the following:

                            - Borrower to remain listed on AMEX, NYSE, NASDAQ
                              or other stock exchange satisfactory to the Agents.


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

                            - No charter-in contracts with a term longer than
                              twelve months to be agreed without the prior written consent of the Majority Lenders. o SEACOR SMIT Inc. ("SEACOR") to maintain the largest representation on the Board of Directors voting for the same shareholder interest. o SEACOR to retain control of minimum the lower of: i) 20% of the shares of the Borrower and ii) its percentage share of the fully diluted shareholding in the Borrower post the

                              Borrower's initial public offering, which in no event shall be less than 15%.

                            - SEACOR shall not sell any of its shares in the
                              Borrower post the Borrower's initial public offering.

MAJORITY LENDERS:           In the event that there are four or more Lenders,
                            Lenders representing at least 66.67% of the commitment amount. In the event that there are three or fewer Lenders, all Lenders' consents are required for a Majority Lenders' decision.

CONDITIONS PRECEDENT:       The Borrower to complete an IPO raising before
                            closing of the Facility, the proceeds from which will primarily be used to reduce outstanding debt.

                            The Borrower to retire the remaining outstanding Chiles Offshore LLC 10% Notes due May 1, 2008.

                            The Borrower to present valuations of the Units from appraisers acceptable to the Arrangers in their sole discretion, dated not more than 30 days earlier than closing.

                            The Borrower shall provide the Lenders with copies of all relevant third party financing agreements, such agreements to be in form and substance acceptable to the Lenders.

OTHER CONDITIONS:           Customary for financings of this type, including
                            without limitation: i) Limitations on liens, negative pledges, indebtedness, contingent liabilities, investments, dividends and distributions, affiliated transactions, mergers, acquisitions, change of control of the Borrower, the Guarantors or the Units, asset sales, sale leasebacks, and with respect to the Borrower, limitations on other activities, etc; ii) Material adverse change clause on the Borrower and the Guarantors; iii) Satisfactory valuation of each Unit by the Borrower prior to closing; (iv) Audited annual financial statements of the Borrower to be provided within 90 days of the end of each fiscal year and unaudited interim quarterly statements within 45 days of the end of each quarter; (v) required insurances as acceptable to the Agents;
                            (vi) all legal and out-of pocket expenses


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

                            to be borne by the Borrower; and (vii) New York State Law, or other mutually acceptable jurisdiction to apply.

EVENTS OF DEFAULT:          Customary events of default, including without
                            limitation a cross-default to other indebtedness of the Borrower, the Guarantors and their subsidiaries.

                            Default under the USD 82,000,000 non-recourse financing agreement for the construction of a new rig at Keppel FELS shall not constitute a default under the Facility.

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